UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

Texas Ventures Acquisition III Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42609	98-1802457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1012 Springfield Avenue
Mountainside, NJ	07092
(Address of principal executive offices)	(Zip Code)

(201) 985-8300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	TVACU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TVA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 2, 2026, Texas Ventures Acquisition III Corp, a Cayman Islands exempted company limited by shares (“TVA”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among TVA, TVAC Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of TVA (“Merger Sub I”), TVAC Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of TVA (“Merger Sub II”) and Plus Automation, Inc., a Delaware corporation (the “Company”).

Pursuant to the Merger Agreement, and on the terms and subject to the satisfaction or waiver of the conditions set forth therein, the parties thereto intend to effect a business combination transaction with the Company in which the Company’s stockholders will be issued shares of TVA. This will be accomplished by Merger Sub I merging with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of TVA (“First Merger”), and immediately following the First Merger, the surviving corporation of the First Merger will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”). The transactions contemplated by the Merger Agreement are referred to as the “Transactions.” In connection with the Transactions, TVA will deregister as a Cayman Islands exempted company and transfer by way of continuation to and domesticate as a corporation incorporated under the laws of the State of Delaware.

The proposed Mergers are expected to be consummated following the receipt of the required approvals by the shareholders of TVA and the stockholders of the Company and the satisfaction or waiver of certain other closing conditions set forth in the Merger Agreement.

Merger Agreement

The Domestication

Subject to obtaining the required shareholder approvals and at least one day prior to the time of the closing (the “Closing,” and the date on which the Closing occurs, the “Closing Date”) of the Mergers, TVA will transfer by way of continuation out of the Cayman Islands and domesticate as a corporation incorporated under the laws of the State of Delaware in accordance with Section 388 of the Delaware General Corporation Law, Part 12 of the Cayman Islands Companies Act and Section 18-212 of the Delaware Limited Liability Company Act (the “Domestication”). In connection with the Domestication, TVA will file with the Secretary of State of the State of Delaware a certificate of incorporation (the “Domesticated SPAC Charter”). Among other things, the Domesticated SPAC Charter will change TVA’s name to “PlusAI Holdings, Inc.” (such company after the Domestication, “Domesticated SPAC”) and set forth the rights and preferences of the equity interests of Domesticated SPAC, including following the completion of the Mergers.

Immediately prior to the Domestication, each of the then issued and outstanding Class B ordinary shares of TVA, par value $0.0001 per share (each, a “SPAC Class B Ordinary Share”), will be converted, on a one-for-one basis, into a Class A ordinary share of TVA, par value $0.0001 per share (each, a “SPAC Class A Ordinary Share”). Pursuant to the Domestication: (i) each of the then issued and outstanding SPAC Class A Ordinary Shares will convert automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of Domesticated SPAC (the “SPAC Class A Common Stock”); (ii) each of the then issued and outstanding warrants to acquire SPAC Class A Ordinary Shares (each, a “Cayman SPAC Warrant”) will convert automatically into a warrant to acquire a corresponding number of shares of SPAC Class A Common Stock, on a one-for-one basis, pursuant to the related warrant agreement (each warrant, a “Domesticated SPAC Warrant”); and (iii) each of the then issued and outstanding units of TVA will be canceled and each holder will be entitled to one share of SPAC Class A Common Stock and one-half of one Domesticated SPAC Warrant.

Merger Consideration

The value of the aggregate consideration issuable to the stockholders and vested equityholders of the Company at the Closing of the Mergers will be based on a pre-money equity value of the Company of $800,000,000 (the “Equity Value”). The Equity Value will be used to calculate the Exchange Ratio (as defined below). Each share of capital stock of the Company outstanding as of immediately prior to the effective time of the First Merger (the “First Effective Time”), except as described below and subject to certain exceptions set forth in the Merger Agreement, will be automatically surrendered and shall cease to exist and be exchanged for the right to receive consideration as a result of the Mergers in the form of shares of SPAC Class A Common Stock based on the Exchange Ratio, which entitle the holder to one vote per share in matters submitted to the stockholders of Domesticated SPAC for approval. Each share of Class B common stock of the Company (“Company Class B Common Stock”) outstanding immediately prior to the First Effective Time will be automatically surrendered and shall cease to exist and be exchanged for the right to receive consideration as a result of the Mergers in the form of shares of Class B common stock, par value $0.0001 per share, of Domesticated SPAC (the “SPAC Class B Common Stock”) based on the Exchange Ratio, which entitle the holder to twenty votes per share in matters submitted to the stockholders of Domesticated SPAC for approval. Furthermore, certain shares of capital stock of the Company issued and outstanding immediately prior to the First Effective Time and issued as a result of (i) the conversion of shares of Company Series A-3-X Preferred Stock, Company Series A-4-X Preferred Stock or Company Series B-X Preferred Stock, which, for regulatory purposes, entitle the holder to one-quarter (1/4th) of a vote per share in matters submitted to stockholders of the Company or (ii) as a result of the exercise of any Company Option granted under the Company’s 2021 Share Incentive Plan, as amended from time to time (the “2021 Plan”), will be automatically surrendered and shall cease to exist and be exchanged for the right to receive consideration as a result of the Mergers in the form of shares of Class C common stock, par value $0.0001 per share, of Domesticated SPAC based on the Exchange Ratio (the “SPAC Class C Common Stock” and, together with the SPAC Class A Common Stock and SPAC Class B Common Stock, the “SPAC Common Stock”), which entitle the holder to one-quarter (1/4th) of a vote per share in matters submitted to the stockholders of Domesticated SPAC for approval. The “Exchange Ratio” will be equal to (i) (A) the sum of the Equity Value plus the aggregate exercise price of all Company Options outstanding and vested as of immediately prior to the First Effective Time, divided by (B) (x) the total number of shares of common stock of the Company (“Company Common Stock”) outstanding as of immediately prior to the First Effective Time (after giving effect to the conversion of each share of preferred stock of the Company and simple agreement for future equity (SAFE) instrument of the Company into shares of Company Common Stock, in accordance with their respective terms, prior to the Closing), (y) the total number of shares of Company Common Stock issuable in respect of outstanding options to purchase shares of the Company (“Company Options”), to the extent outstanding and vested as of immediately prior to the First Effective Time, and restricted stock units of the Company (“Company RSUs”), to the extent outstanding as of immediately prior to the First Effective Time and that will vest in full solely as a result of the Mergers, and (z) the total number of shares of capital stock of the Company issuable in respect of outstanding warrants to purchase shares of the Company, on an as-converted to Company Common Stock basis (on a net issuance basis), in each case to the extent outstanding and vested as of immediately prior to the First Effective Time, divided by (ii) $10.00.

In addition, during the time period commencing on the Closing Date and ending on the earlier of (i) the five-year anniversary of the Closing Date and (ii) a change in control (the “Earnout Period”), the Domesticated SPAC will issue to eligible holders of pre-Closing securities of the Company up to 70,000,000 additional shares of SPAC Common Stock in the aggregate (the “Earnout Shares”), subject to certain adjustments set forth in the Merger Agreement. The Earnout Shares are issuable in three tranches of which the first two are for 23,330,000 shares of SPAC Common Stock and the last of which is for 23,340,000 shares of SPAC Common Stock, all of which are subject to adjustments, upon the satisfaction of certain price targets set forth in the Merger Agreement, which price targets will be based upon (a) the dollar volume-weighted average price of one share of SPAC Common Stock on the principal securities exchange or securities market on which the shares of SPAC Common Stock are then traded (“VWAP”), for any twenty trading days within any one hundred eighty consecutive trading day period within the Earnout Period or (b) if the Domesticated SPAC undergoes a change of control, the price per share received by stockholders of TVA in such change of control transaction (or if consideration is not received by stockholders of TVA, the price per share implied by such transaction). The Earnout Shares will be issued to eligible holders of pre-Closing securities in the same form of SPAC Common Stock issued to such holders as the merger consideration described above.

Treatment of Equity Awards of the Company

As a result of the Mergers, each Company Option outstanding and unexercised as of immediately prior to the First Effective Time, whether vested or unvested, will be assumed by Domesticated SPAC, and will become an option to purchase (x) SPAC Class A Common Stock to the extent such Company Option was granted under the 2017 Share Plan of the Company, as amended from time to time (the “2017 Plan”) or (y) SPAC Class C Common Stock to the extent such Company Option was granted under the 2021 Plan, on the same terms and conditions (including applicable vesting, exercise, termination and expiration provisions) as are in effect with respect to the Company Option immediately prior to the First Effective Time (each, an “Exchanged Option”). Each Exchanged Option will represent the right to acquire the whole number of shares of  SPAC Common Stock equal to the product of the number of shares of Company Common Stock that were subject to such option immediately prior to the First Effective Time, multiplied by the Exchange Ratio, and such Exchanged Option’s per-share exercise price will be equal to the quotient of the exercise price per share of Company Common Stock immediately prior to the First Effective Time divided by the Exchange Ratio, with any fractional share otherwise resulting rounded down to the nearest whole share.

As a result of the Mergers, all Company RSUs outstanding and unvested as of immediately prior to the First Effective Time will be assumed and converted into restricted stock units with respect to SPAC Class A Common Stock on the same terms and conditions (including applicable vesting, settlement, and termination provisions) as are in effect with respect to each such award of Company RSUs immediately prior to the First Effective Time (each, an “Exchanged RSU”). Each Exchanged RSU will represent the number of shares of SPAC Class A Common Stock equal to the product of the number of whole shares of Company Common Stock that were subject to such award of Company RSUs immediately prior to the First Effective Time multiplied by the Exchange Ratio, subject to rounding.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company, TVA, Merger Sub I and Merger Sub II, including, among others, covenants providing for (i) the operation of the parties’ respective businesses during the interim period between the execution of the Merger Agreement and prior to the Closing, (ii) TVA and the Company’s efforts to satisfy conditions to the Closing, (iii) TVA and the Company to cease discussions for alternative transactions, (iv) TVA to prepare and file a registration statement and a proxy statement on Form S-4 (the “Registration Statement”) for the purpose of soliciting proxies from TVA’s shareholders to vote on certain matters related to the Transactions (the “SPAC Stockholder Matters”), including adoption of the Merger Agreement and approval of the Transactions, approval of the Domestication (including adoption of the Domesticated SPAC Charter upon such Domestication), approval of the issuance of SPAC Common Stock in connection with the Transactions and certain other matters at a special meeting called of TVA’s shareholders (the “Special Meeting”) and (v) the Company to solicit approval of certain matters by the stockholders of the Company by written consent, including adoption of the Merger Agreement and approval of the Transactions (the “Company Stockholder Matters”). In addition, if the Closing is not reasonably expected to occur prior to October 24, 2026, which is the deadline by which TVA must complete a business combination transaction, upon the request of the Company and on the terms of the Merger Agreement, TVA is required to seek the approval of its shareholders to extend such deadline to June 2, 2027 (the “SPAC Extension”).

Conditions to Closing

The Closing is subject to customary closing conditions for special purpose acquisition company transactions, including, among others: (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) no order by a governmental authority preventing, materially restraining, enjoining or otherwise prohibiting the consummation of the Transactions or law being in force that prevents or materially restrains the consummation of the Transactions; (iii) TVA having at least $5,000,001 of net tangible assets remaining after TVA shareholder redemptions; (iv) approval by TVA’s shareholders of the SPAC Stockholder Matters; (v) approval by the Company’s stockholders of the Company Stockholder Matters; (vi) the adoption and execution of any organizational documents or agreements necessary to give effect to the governance arrangements contemplated by the Merger Agreement and the other transaction documents contemplated therein; (vii) shares of SPAC Class A Common Stock being listed on the Nasdaq or other stock exchange mutually agreed between TVA and the Company (the “Stock Exchange”); (viii) the Registration Statement becoming effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (ix) the amount of cash available in TVA’s trust account (after reduction for the aggregate amount of TVA shareholder redemptions) plus the gross proceeds received by TVA from the Convertible Note Investment (as defined below) and the PIPE Investment (as defined below), calculated before the payment of any transaction expenses, being at least equal to $40,000,000 as of the Closing, subject to waiver of such condition as provided for in the Merger Agreement and (x) no SPAC Material Adverse Effect or Material Adverse Effect, as applicable and in each case as defined in the Merger Agreement, has occurred and is continuing.

Termination

The Merger Agreement may be terminated in customary circumstances set forth in the Merger Agreement, including, among others: (i) by mutual written consent of TVA and the Company; (ii) by either TVA or the Company if the Transactions are not consummated on or before October 24, 2026, or if the TVA’s shareholders approve the SPAC Extension, June 2, 2027; (iii) by either TVA or the Company if the consummation of the Mergers is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or a statute, rule or regulation; (iv) by either TVA or the Company if the other party has breached any of its covenants, agreements, representations or warranties which would result in the failure of certain conditions to be satisfied at the Closing, subject to cure rights; (v) by either TVA or the Company if, at the Special Meeting, the Transactions and the other SPAC Stockholder Matters required to consummate the Transactions shall fail to be approved by holders of TVA’s outstanding shares; or (vi) by TVA if the Company fails to obtain the written consent of the Company’s stockholders holding the requisite number of shares of capital stock of the Company necessary to approve the Company Stockholder Matters (the “Company Stockholder Approval”) within 48 hours of the Registration Statement being declared effective.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. It is not intended to provide any other factual information about TVA, the Company, or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in TVA’s public disclosures.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Related Agreements

Company Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, certain stockholders of the Company entered into the Company Voting and Support Agreements (each, a “Company Voting and Support Agreement”), with TVA and the Company, in their capacity as such. Under the terms of the Company Voting and Support Agreements, such stockholders of the Company have agreed, among other things, to deliver written consents to adopt the Merger Agreement and approve the Transactions, and to vote or consent in opposition to alternative transactions and other matters that could reasonably be expected to materially delay or impair the ability of the Company to consummate the Transactions. The stockholders of the Company party to the Company Voting and Support Agreements hold sufficient shares of stock of the Company to effect the Company Stockholder Approval. In addition, each Company stockholder party to a Company Voting and Support Agreement has agreed to refrain from exercising any dissenters’ rights under applicable law. The Company Voting and Support Agreements also contain certain restrictions on the transfer of the shares of stock of the Company held by such stockholders prior to the Closing, subject to certain exceptions.

The foregoing description of the Company Voting and Support Agreement is not complete and is qualified in its entirety by reference to the form of Company Voting and Support Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, TVA’s sponsor, Yorkville Acquisition Sponsor II, LLC, a Florida limited liability company (the “Sponsor”), TVA and the Company, together with Troy Rillo, Mark Angelo, Scott Glabe, Alan Garten and Lawrence Glick, each of whom is a member of TVA’s board of directors and/or management team (the “Insiders”), entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed, among other things: (a) at the Special Meeting to be present in person or by proxy and vote, or cause to be voted at such meeting, all shares of capital stock of TVA held by the Sponsor (the “Sponsor Securities”) or held by an affiliate of Sponsor, YA II PN, Ltd., a Cayman Islands exempted company (the “Sponsor Affiliate”, and such shares, the “Sponsor Affiliate Securities”), entitled to vote thereon (i) in favor of the SPAC Stockholder Matters and (ii) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon at any Special Meeting; (b) at the Special Meeting to be present in person or by proxy and vote, or cause to be voted at such meeting, all Sponsor Securities and Sponsor Affiliate Securities entitled to vote thereon against (i) any business combination other than with the Company, its stockholders and their respective affiliates and representatives; (ii) any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of TVA; (iii) any change in the business, management or board of directors of TVA; and (iv) certain other actions, proposals or agreements; and (c) if approval of the SPAC Extension is sought from TVA’s shareholders, the Sponsor shall vote all of its SPAC Class B Ordinary Shares and any other shares acquired by the Sponsor in favor of any proposal approving such SPAC Extension. In addition, the Sponsor and the Insiders, automatically and without any further action by the Sponsor or TVA, irrevocably (a) waive any adjustment to the conversion ratio set forth in the Existing SPAC Governing Document and any rights to other anti-dilution protections pursuant to TVA’s Amended and Restated Memorandum and Articles of Association, as adopted by special resolution on April 22, 2025, or otherwise, and, as a result, the shares of SPAC Class B Ordinary Shares shall convert into SPAC Common Stock (or such equivalent security) in connection with the Domestication and consummation of the Mergers on a one-for-one basis, and (b) agree not to assert or perfect any rights to adjustment or other anti-dilution protections, in each case, in connection with the Transactions.

Furthermore, in the event that all fees, costs and expenses of TVA incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of the Merger Agreement, the other agreements pertaining to the Transactions, the performance and compliance with all such agreements and covenants to be performed or complied with at or before Closing, and the consummation of the Transactions, each as described in the Merger Agreement (collectively, the “SPAC Transaction Expenses”), other than specified SPAC Transaction Expenses, exceed $7.5 million (such excess amounts, the “Excess Amounts”), then the Sponsor will either (at its sole discretion) at or prior to the Closing (i) pay, or cause an affiliate of the Sponsor to pay, such Excess Amounts to TVA or an account designated by TVA in cash, by wire transfer of immediately available funds to an account designated by TVA or (ii) forfeit such number of SPAC Class B Ordinary Shares (the “Founder Shares”) or shares of SPAC Class A Ordinary Shares issued or issuable upon the conversion of the Founder Shares equal to (A) (1) the Excess Amount minus (2) any cash amounts paid pursuant to the foregoing clause (i) divided by (B) $10.00 (the “Forfeited Shares”); provided that the number of Forfeited Shares shall not be in excess of the number of Founder Shares owned by the Sponsor as of the date thereof.

The foregoing description of the Sponsor Support Agreement is not complete and is qualified in its entirety by reference to the Sponsor Support Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated by reference herein.

Amended and Restated Registration Rights Agreement

That certain Registration Rights Agreement by and between TVA, the Sponsor, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (f/k/a Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC) (“Cohen”), and Clear Street LLC (“Clear Street,” and together with the Sponsor and Cohen, the “Existing Holders”), dated April 22, 2025 (the “Registration Rights Agreement”), has been amended and restated in its entirety (the “A&R Registration Rights Agreement”) with the Sponsor Affiliate and certain persons and entities receiving SPAC Common Stock in connection with the Mergers (together with the Existing Holders, the “Holders”) being added as parties to the A&R Registration Rights Agreement, a copy of which is attached as Exhibit E to the Merger Agreement, with such A&R Registration Rights Agreement to become effective as of the Closing of the First Merger. Pursuant to the A&R Registration Rights Agreement, TVA agrees to use commercially reasonable efforts to (i) file with the Securities and Exchange Commission (“SEC”) (at TVA’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Holders within 10 business days after the Closing (the “Resale Registration Statement”) and (ii) cause the Resale Registration Statement to become effective as soon as reasonably practicable after the filing thereof, but in no event later than 45 business days after the Closing Date. In addition, in certain circumstances, the Holders may demand in the aggregate up to three underwritten offerings and will be entitled to customary piggyback registration rights.

Furthermore, pursuant to the A&R Registration Rights Agreement, subject to certain exceptions set forth in the Registration Rights Agreement, the Holders have agreed not to transfer their respective shares for a period of 360 days following the Closing Date (the “Lock-Up Period”). Subject to certain exceptions to the termination of transfer restrictions with respect to shares of SPAC Common Stock issued as Earnout Shares (the “Lock-Up Earnout Shares”) or held directly or indirectly by certain founder executives of the Company (the “Plus Founder Shares”), such transfer restrictions terminate (a) as to 50% of a Holder’s shares upon the earlier of 180 days after the Closing (the “Reduced Lock-Up Period”) and the date on which the VWAP of the SPAC Class A Common Stock equals or exceeds $12.50 per share during any 20 trading days within any 180 consecutive trading day period following the Closing, and (b) other than Lock-Up Earnout Shares and Plus Founder Shares, with respect to all of a Holder’s shares upon the date on which the VWAP of the SPAC Class A Common Stock equals or exceeds $15.00 per share during any 20 trading days within any 180 consecutive trading day period following the Closing. Furthermore, the Sponsor is not subject to certain other transfer restrictions as described in the A&R Registration Rights Agreement, and, in addition, with respect to all of the shares of SPAC Class A Common Stock into which the SPAC Class B Ordinary Shares convert upon the Domestication, the transfer restrictions will terminate 120 days after the Closing. Similar transfer restrictions will apply to the shares of SPAC Common Stock issued to former securityholders of the Company in connection with the Mergers pursuant to the Bylaws of Domesticated SPAC in effect following the Domestication and the Closing.

The foregoing description of the A&R Registration Rights Agreement is not complete and is qualified in its entirety by reference to the A&R Registration Rights Agreement filed as Exhibit 10.5 to this Current Report on Form 8-K, which is incorporated by reference herein.

Convertible Note and Warrant Subscription Agreements

Concurrently with the execution and delivery of the Merger Agreement, TVA and the Company entered into subscription agreements (the “Convertible Note and Warrant Subscription Agreements”) with certain accredited investors and qualified institutional buyers (collectively, the “Note Investors”), pursuant to which, among other things, TVA agreed to issue and sell to the Note Investors, in a private placement to close following the Domestication and substantially concurrently with the closing of the Mergers: (i) Senior Guaranteed Convertible PIK Notes (each, a “Convertible Note” and collectively, the “Convertible Notes”) in an aggregate original principal amount of $63,888,888, issued at a 10% original issue discount (resulting in net cash proceeds to the Domesticated SPAC of $57,500,000, to be used for general corporate and working capital purposes), and (ii) warrants to purchase shares of SPAC Class A Common Stock (the “Convertible Note Warrants” and, together with the Convertible Notes, the “Convertible Note Investment”), with the number of shares issuable upon exercise of the Convertible Note Warrants to be equal to 100% of the original principal amount of the applicable Convertible Note divided by $12.00.

The Convertible Notes, once issued at the closing of the Convertible Note Investment, will be senior unsecured obligations of Domesticated SPAC, guaranteed by the Guarantors (as defined below) pursuant to the Guaranty (as defined below). The Convertible Note and Warrant Subscription Agreements contain customary covenants and customary closing conditions, including the approval for listing of the shares underlying the Convertible Notes and the Convertible Note Warrants, available closing SPAC cash of at least $40,000,000 unless waived by TVA and the Company (provided that a failure of such available closing cash condition to be met does not excuse an investor’s funding obligation under the Subscription Agreements (as defined below)), and the absence of any amendment, modification or waiver of the Merger Agreement reasonably expected to materially and adversely affect a Note Investor’s expected economic benefits without that Note Investor’s consent.

The Convertible Note and Warrant Subscription Agreements contain a standstill provision pursuant to which, from the date thereof until the date that is six months from the effective date of the Resale Registration Statement (the “Standstill Termination Date”), TVA shall not, without the prior written consent of YA II PN, Ltd., issue any shares of SPAC Class A Common Stock or securities convertible into or exercisable or exchangeable for SPAC Class A Common Stock, subject to certain exempt issuances.

Convertible Notes

The Convertible Notes will bear interest on the outstanding principal amount for each monthly interest period, as (i) entirely cash interest at 8.00% per annum, (ii) entirely PIK interest at 10.00% per annum, capitalized and added to the outstanding principal amount, or (iii) a combination of cash and PIK interest, in each case, at the Domesticated SPAC’s election by written notice delivered at least five business days before the applicable interest payment date. Cash interest is payable monthly in arrears. If the Domesticated SPAC does not timely make an election, interest for that period will be entirely PIK interest. Upon the occurrence and during the continuance of an event of default under the Convertible Notes, the applicable cash and PIK interest rates will increase by 2.00% per annum, to 10.00% and 12.00%, respectively. Domesticated SPAC must maintain, as of the last business day of each calendar month, unrestricted cash and cash equivalents of at least $10,000,000; failure to do so increases each applicable rate by 1.00% per annum from the first day of the following month until the requirement is satisfied as of a subsequent month-end. The Convertible Notes will mature on the fifth anniversary of the Closing Date (the “Maturity Date”), subject to earlier conversion, redemption or repurchase of any Convertible Notes.

At any time on or after the issuance of the Convertible Notes and before the close of business on the business day immediately preceding the Maturity Date, each holder may convert all or any portion of a Convertible Note, together with accrued and unpaid cash interest, into shares of SPAC Class A Common Stock (with partial conversions generally subject to a minimum principal amount of $100,000) at a conversion price equal to 95% of the lowest daily VWAP during the five consecutive trading days preceding the applicable conversion date, subject to a $5.00 per-share floor and other adjustments under the Convertible Note. If a holder converts before the third anniversary of the Closing Date, Domesticated SPAC must also pay an interest make-whole amount equal to the present value, discounted at the then-applicable U.S. Treasury rate plus 50 basis points, of the remaining scheduled cash interest payments that would have been payable at 8.00% per annum through the third anniversary, payable in cash or, at Domesticated SPAC’s election and subject to the Convertible Note, shares of SPAC Class A Common Stock. Upon a Make-Whole Fundamental Change, a holder converting during the specified period will be entitled to an increased conversion rate based on a conversion price equal to 95% of the lowest of the transaction price and the lowest daily VWAPs during the applicable five-Trading-Day periods before the effective date and announcement of the Make-Whole Fundamental Change, subject to the conversion price floor. The conversion price and conversion price floor are also subject to anti-dilution adjustments, including a full-ratchet reduction of the floor for certain qualifying issuances below the then-current floor. If the issuance of shares upon conversion would exceed applicable exchange-cap limitations before required stockholder approval, the Domesticated SPAC shall either pay the entire amount in cash or deliver to the holder shares up to the permitted amount with the balance paid in cash, at the holder's election.

During the period beginning 30 calendar days before the Maturity Date and ending on the fifth business day before the Maturity Date, the holder may require Domesticated SPAC to repurchase the entire Convertible Note for cash at 100% of its “Accrued Value,” consisting of the outstanding principal amount, including capitalized PIK interest, plus accrued and unpaid cash interest and other amounts then due under the Convertible Note. Unless previously converted, redeemed or repurchased, any portion not so put will automatically be settled at maturity in shares of SPAC Class A Common Stock at a maturity conversion price equal to the conversion price then in effect, subject to applicable stockholder approval and exchange-cap limitations, with cash payable for any portion that cannot be settled in shares. Following the effectiveness of the resale registration statement, Domesticated SPAC may redeem a Convertible Note in whole, and not in part without the holder’s consent, upon not less than 30 trading days’ nor more than 60 calendar days’ prior notice for cash at 130% of Accrued Value before the second anniversary of the Closing Date and 120% of Accrued Value thereafter, subject to the conditions in the Convertible Note. A holder may convert during the redemption notice period, and any redemption value shortfall is payable in cash, shares or a combination, as provided in the Convertible Note. In the event of a Fundamental Change (as such term is defined in the Note), a holder may require Domesticated SPAC to repurchase all or any portion of a Convertible Note for cash at 130% of Accrued Value before the second anniversary of the closing of the Convertible Note Investment and 120% of Accrued Value on or after the second anniversary, including on or after maturity.

The Convertible Notes are direct, senior unsecured obligations, ranking senior in right of payment to subordinated and other unsecured indebtedness except as permitted by the Convertible Note; in a liquidation, the holder is entitled to receive the Accrued Value before distributions on subordinated debt or equity. The Convertible Notes contain affirmative and negative covenants, including restrictions on additional indebtedness, liens, restricted payments, preferred or disqualified stock, certain affiliate transactions and asset dispositions, Fundamental Changes, adverse amendments to organizational documents and certain variable-rate transactions, certain of which may not be amended or waived without the Sponsor Affiliate’s consent. Events of default include payment, conversion or settlement, covenant, representation, cross-default, bankruptcy, judgment, delisting, share reservation, minimum liquidity and guaranty defaults. Bankruptcy events result in automatic acceleration of the Convertible Notes, while other events permit each holder to accelerate its Convertible Notes.

Until the Standstill Termination Date, each Note Investor has agreed, subject to specified exceptions (including the transactions contemplated by the Forward Purchase Agreement, open-market purchases and sales, and separate portfolio-management arrangements), not to engage in hedging transactions or short sales that result in a net short cash position in respect of any securities of TVA, including through affiliates or persons acting at its direction.

Convertible Note Warrants

Each Convertible Note Warrant will be exercisable in whole or in part immediately upon issuance (the “Initial Exercise Date”) for one share of SPAC Class A Common Stock at an initial exercise price of $12.00 per share and will expire five years after the Initial Exercise Date (the “Termination Date”). The Convertible Note Warrants may be exercised for cash or, if elected by the holder and available under the Warrant Certificate, on a net-issuance basis, and will be automatically exercised on a net-issuance basis on the Termination Date. An investor may elect a beneficial ownership limitation of 4.9%, 9.9%, 19.9% or another specified percentage. The exercise price and number of underlying shares are subject to certain adjustments, including adjustments for stock splits, dividends, rights offerings and certain issuances, subject to a floor price of $5.00 per share; provided, that a full-ratchet adjustment applies upon certain qualifying offerings of SPAC Class A Common Stock or securities convertible, exchangeable or exercisable for SPAC Class A Common Stock, which reduces the exercise price to the lower of the new issuance price and the lowest daily VWAP during the five trading days following the issuance, and the $5.00 per-share floor does not limit that reduction. Separately, on each nine-month anniversary of the Closing Date (each, a “Reset Date”), the exercise price automatically resets, if lower, to the greater of (i) the applicable lowest daily VWAP during the five consecutive trading days ending on and including that Reset Date and (ii) the $5.00 per-share floor, without increasing the exercise price, with a corresponding adjustment to the number of underlying shares so that the aggregate exercise price remains unchanged. The form of Warrant Certificate applicable to the Convertible Note Warrants is the same as the form applicable to the PIPE Warrants (as defined below).

Guaranty

Concurrently with the closing of the Convertible Note Investment, the Company and each of the subsidiaries of the Company (such subsidiaries, collectively, the “Guarantors”) will enter into a Global Guaranty Agreement (the “Guaranty”), pursuant to which each Guarantor will jointly and severally guarantee the full and unconditional payment and performance of all obligations under the Convertible Notes. Any entity that becomes a subsidiary of the Company after the date of issuance will be required to execute a joinder to the Guaranty within 15 business days of becoming a subsidiary and will thereafter be a Guarantor. The Convertible Notes and the obligations of the Guarantors under the Guaranty will not be secured by any lien or security interest in the assets of the Company or any Guarantor.

The foregoing description of the Convertible Note and Warrant Subscription Agreements, the Convertible Notes, the Guaranty and the Warrant Certificate is not complete and is qualified in its entirety by reference to the form of Convertible Note and Warrant Subscription Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K, and the forms of Convertible Note, Guaranty and Warrant Certificate attached therein as Exhibits A, B and C, respectively, each of which is incorporated by reference herein.

PIPE Subscription Agreements

Concurrently with the execution and delivery of the Merger Agreement, TVA and the Company entered into subscription agreements (the “PIPE Subscription Agreements” and, together with the Convertible Note and Warrant Subscription Agreements, the “Subscription Agreements”) with certain accredited investors and qualified institutional buyers (collectively, the “PIPE Investors”), pursuant to which, among other things, TVA agreed to issue and sell to the PIPE Investors, in a private placement to close following the Domestication and substantially concurrently with the closing of the Mergers, shares of SPAC Class A Common Stock and warrants to purchase shares of SPAC Class A Common Stock (the “PIPE Warrants”), for an aggregate purchase price of approximately $4.0 million (the “PIPE Investment”).

The PIPE Subscription Agreements contain a standstill provision on the same terms as provided under the Convertible Note and Warrant Subscription Agreements.

PIPE Warrants

The PIPE Warrants will be evidenced by the same form of Warrant Certificate and will have the same terms as the Convertible Note Warrants described above.

Forward Purchase Agreement

On August 27, 2026, TVA and the Sponsor Affiliate entered into a Confirmation of an OTC Equity Prepaid Forward Transaction, dated as of August 27, 2026 (the “Forward Purchase Agreement”), pursuant to which TVA agreed to pay to the Sponsor Affiliate a prepayment amount equal to the product of up to 1,050,000 SPAC Class A ordinary shares (the “FPA Shares”) multiplied by the applicable per-share redemption price (the “Prepayment Amount”). TVA is expected to pay the Prepayment Amount to the Sponsor Affiliate one business day following the Closing. The Forward Purchase Agreement matures 35 days after the Closing.

Prior to maturity, the Sponsor Affiliate may sell FPA Shares to third-parties at a price of at least $12.00 per share and pay to TVA an early termination obligation equal to the number of shares sold multiplied by the redemption price, reducing the number of FPA Shares to be returned to TVA at maturity. No FPA Shares will be delivered to TVA prior to maturity. Upon maturity, in exchange for the return of any remaining FPA Shares to TVA, TVA shall pay the Sponsor Affiliate a settlement amount equal to the number of remaining FPA Shares multiplied by the redemption price, which settlement amount is fully offset by the Prepayment Amount previously paid to the Sponsor Affiliate, resulting in no additional cash payment at maturity. If the Merger Agreement is terminated pursuant to its terms prior to Closing, the Forward Purchase Agreement terminates without amounts or other obligations owed by either party. The Sponsor Affiliate waived redemption rights with respect to the FPA Shares during the term of the Forward Purchase Agreement.

The foregoing description of the Forward Purchase Agreement is not complete and is qualified in its entirety by reference to the Forward Purchase Agreement filed as Exhibit 10.6 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Convertible Note Investment and the PIPE Investment is incorporated by reference herein. The securities issuable in connection with the Convertible Note Investment and the PIPE Investment will not be registered under the Securities Act. Such securities will be offered and sold in private placements or issued upon conversion or exercise of securities sold in such private placements, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On September 3, 2026, TVA and the Company issued a press release announcing the Transactions and made available two separate investor presentations in relation therewith. Copies of the press release and the two investor presentations are each furnished as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3, respectively, to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of TVA under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Additional Information About the Proposed Transaction and Where to Find It

The proposed transaction will be submitted to shareholders of TVA for their consideration. TVA intends to file the Registration Statement with the SEC, which will include preliminary and definitive proxy statements to be distributed to TVA’s shareholders in connection with TVA’s solicitation of proxies for the vote by TVA’s shareholders in connection with the proposed transaction and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Company stockholders in connection with the completion of the proposed transaction. After the Registration Statement has been filed and declared effective, a definitive proxy statement/prospectus and other relevant documents will be mailed to Company stockholders and TVA shareholders as of the record date established for voting on the proposed transaction. Before making any voting or investment decision, TVA shareholders and Company stockholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, as well as other documents filed with the SEC by TVA in connection with the proposed transaction, as these documents will contain important information about TVA, the Company and the proposed transaction. Shareholders may obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed by TVA with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to Texas Ventures Acquisition III Corp, 1012 Springfield Avenue, Mountainside, NJ 07092.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or future financial or operating performance and can be identified by the use of words such as “may,” “will,” “would,” “should,” “expect,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “plan,” “seek,” or “continue” or the negative of these words or other similar terms or expressions related to expectations, strategy, plans or intentions. Forward-looking statements include: projections of market opportunity and market share; estimates of customer adoption rates and usage patterns; projections regarding the value of autonomous driving solutions; projections of development and commercialization costs and timelines; expectations regarding the Company’s ability to execute its business model and the expected financial benefits of such model; expectations regarding the Company’s ability to attract, retain, and expand its customer base; the Company’s deployment of its HyperFoundry and SuperDrive platforms; the Company’s expectations concerning relationships with strategic partners, suppliers, governments, regulatory bodies and other third parties; future ventures or investments in companies, products, services, or technologies; development of favorable regulations and government incentives affecting the Company’s markets; the potential benefits of the proposed transaction and expectations related to its terms and timing; and the potential for the Company to increase in value.

These forward-looking statements should not be relied upon as predictions of future events. Such forward-looking statements have been based on current expectations and projections about future events and trends that may affect TVA’s and the Company’s business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including: that the Company is pursuing an emerging technology, faces significant technical challenges and may not achieve commercialization or market acceptance; the Company’s historical net losses and limited operating history; the Company’s expectations regarding future financial performance, capital requirements and unit economics; the Company’s use and reporting of business and operational metrics; the Company’s competitive landscape; the Company’s dependence on members of its senior management and its ability to attract and retain qualified personnel; the capital requirements of the Company’s business plans and the potential need for additional future financing; the Company’s ability to manage growth and expand its operations; potential future acquisitions or investments in companies, products, services or technologies; the Company’s reliance on strategic partners and other third parties; the Company’s ability to maintain, protect and defend its intellectual property rights; risks associated with privacy, data protection or cybersecurity incidents and related regulations; the use and regulation of artificial intelligence and machine learning; uncertainty or changes with respect to laws and regulations; uncertainty or changes with respect to taxes, trade conditions and the macroeconomic environment; the combined company’s ability to maintain internal control over financial reporting and operate a public company; the possibility that required regulatory approvals for the proposed transaction are delayed or are not obtained, which could adversely affect the combined company or the expected benefits of the proposed transaction; the risk that shareholders of TVA could elect to have their shares redeemed, leaving the combined company with insufficient cash to execute its business plans; the occurrence of any event, change, or other circumstance that could give rise to the termination of the business combination agreement; the outcome of any legal proceedings or government investigations that may be commenced against the Company or TVA; failure to realize the anticipated benefits of the proposed transaction; the ability of TVA or the combined company to issue equity or equity-linked securities in connection with the proposed transaction or in the future; and other factors described in TVA’s filings with the SEC. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, many of which are beyond the control of the Company and TVA. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by the Company, TVA or the combined company resulting from the proposed transaction with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, these statements reflect the expectations, plans and forecasts of the Company’s and TVA’s management as of the date of this Current Report on Form 8-K; subsequent events and developments may cause their assessments to change. While the Company and TVA may elect to update these forward-looking statements at some point in the future, they specifically disclaim any obligation to do so. Accordingly, undue reliance should not be placed upon these statements.

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible to predict all risks and uncertainties that could have an impact on these forward-looking statements. There can be no assurance that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, the forward-looking statements reflect the beliefs and opinions of TVA’s and the Company’s management on the relevant subject. These statements are based upon information available to them as of the date of this Current Report on Form 8-K, and while they believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such forward-looking statements should not be read to indicate that either TVA or the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-looking statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

An investment in TVA is not an investment in any of TVA’s founders’ or sponsors’ past investments, companies or affiliated funds. The historical results of those investments are not indicative of future performance of TVA, which may differ materially from the performance of its founders’ or sponsors’ past investments.

Participants in the Solicitation

TVA, the Company and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from TVA’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of TVA’s shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed by TVA with the SEC. You can find more information about TVA’s directors and executive officers in TVA’s final prospectus related to its initial public offering filed with the SEC on April 23, 2025, and in the Annual Reports on Form 10-K filed by TVA with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources described above.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Current Report on Form 8-K is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The Exhibit Index is incorporated by reference herein.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of September 2, 2026, by and among Texas Ventures Acquisition III Corp, TVAC Merger Sub I, Inc., TVAC Merger Sub II, LLC and Plus Automation, Inc.

10.1*	Form of Company Voting and Support Agreement, dated as of September 2, 2026, by and among Texas Ventures Acquisition III Corp, Plus Automation, Inc. and the Stockholders named therein.

10.2	Sponsor Support Agreement, dated as of September 2, 2026, by and among Texas Ventures Acquisition III Corp, Yorkville Acquisition Sponsor II, LLC, Plus Automation, Inc., Troy Rillo, Mark Angelo, Scott Glabe, Alan Garten and Lawrence Glick.

10.3	Form of Convertible Note and Warrant Subscription Agreement, dated as of September 2, 2026, by and among Texas Ventures Acquisition III Corp, the Company and the purchasers named therein.

10.4	Form of PIPE Subscription Agreement, dated as of September 2, 2026, by and among Texas Ventures Acquisition III Corp, Plus Automation, Inc. and the purchasers named therein.

10.5	Amended and Restated Registration Rights Agreement, dated as of September 2, 2026, by and among PlusAI Holdings, Inc. (F/K/A Texas Ventures Acquisition III Corp) and the counterparties named therein.

10.6	Confirmation of an OTC Equity Prepaid Forward Transaction, dated as of August 27, 2026, by and between Texas Ventures Acquisition III Corp and YA II PN, Ltd.

99.1	Joint Press Release of Texas Ventures Acquisition III Corp and Plus Automation, Inc., dated September 3, 2026.

99.2	Short Form Investor Presentation of Texas Ventures Acquisition III Corp and Plus Automation, Inc., dated September 3, 2026.

99.3	Long Form Investor Presentation of Texas Ventures Acquisition III Corp and Plus Automation, Inc., dated September 3, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Texas Ventures Acquisition III Corp agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Texas Ventures Acquisition III Corp

Dated: September 2, 2026

	By:	/s/ Troy Rillo
	Name:	Troy Rillo
	Title:	Chief Executive Officer & Chief Financial Officer